     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1998


                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              BANC ONE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Ohio                                     31-0738296
  -------------------------------         ------------------------------------
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)


100 East Broad Street, Columbus, Ohio                      43271
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)


                           First Commerce Corporation
                            Tax-Deferred Savings Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


                               Steven Alan Bennett
                    Senior Vice President and General Counsel
                              BANC ONE CORPORATION
                               Department OH1-0158
                100 East Broad Street, Columbus, Ohio 43271-0158
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                  614/248-7590
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                 With Copies to:
                             Kenneth L. Wagner, Esq.
                              BANC ONE CORPORATION
                               Department OH1-0158
                              100 East Broad Street
                            Columbus, Ohio 43271-0158
                                  614-248-5304
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                         Calculation of Registration Fee
================================================================================
                                            Proposed     Proposed
                                             maximum      maximum
                              Amount        offering     aggregate    Amount of
Title of securities           to be          price        offering  registration
  to be registered         registered(1)   per share(2)    price        fee(2)
--------------------------------------------------------------------------------
Common Stock                  100,000         $56.60     $5,660,000    $1669.70

Interests in the First
Commerce Corporation
Tax-Deferred
Savings Plan (3)
================================================================================

(1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low trade prices of the Common Stock on the New York Stock Exchange on June 9, 1998.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the First Commerce Corporation Tax-Deferred Savings Plan.


                             -----------------------

Exhibit Index on page II-7.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       Incorporation of Documents by Reference.
              ----------------------------------------

      The following documents previously filed by the Registrant or the First Commerce Corporation Tax-Deferred Savings Plan ("the Plan") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

      1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

      2. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1997.

      3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

      4. The Registrant's Current Reports on Form 8-K dated January 20, 1998 filed January 26, 1998), April 10, 1998 (filed April 14, 1998) (as amended by Form 8-K/A filed April 21, 1998 and Form 8-K/A filed May 19, 1998) and April 21, 1998 (filed April 22, 1998).

      5. The description of the Common Stock contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act on Form 8-B on May 1, 1989, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.       Description of Securities.
              --------------------------

      Not Applicable.


ITEM 5.       Interests of Named Experts and Counsel.
              ---------------------------------------

      The validity of the Common Stock to be issued pursuant to the Plan will be passed upon by Steven Alan Bennett, Senior Vice President and General Counsel of the Registrant. Mr. Bennett owns a number of shares of Common Stock and holds options to purchase additional shares of Common Stock.

ITEM 6.       Indemnification of Directors and Officers.
              ------------------------------------------

      Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent to which a corporation may indemnify directors, officers and employees. Those provisions have been adopted by the Registrant in Article V of the Registrant's Code of Regulations. Article V provides for the indemnification or the purchase of insurance for the benefit of the directors, officers, employees and agents of the Registrant in the event such persons are subject to legal action as a result of actions in their capacities as directors, officers, employees or agents of the Registrant. The Registrant has entered into indemnification agreements with its directors and executive officers that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court to be knowingly fraudulent, deliberately dishonest or willful misconduct. The Registrant may indemnify other officers, employees or agents provided such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Registrant or, with respect to criminal actions, had no reason to believe was unlawful.


ITEM 7.       Exemption from Registration Claimed.
              ------------------------------------

      Not Applicable.


ITEM 8.       Exhibits.
              ---------

      See the Exhibit Index attached hereto.

      The Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.


ITEM 9.       Undertakings.
              -------------

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of

                    Registration Fee" table in the effective registration statement); and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                    provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 12, 1998.

                                              BANC ONE CORPORATION

                                              By:   /s/ Steven Alan Bennett
                                                  ---------------------------
                                                   Steven Alan Bennett
                                                   Senior Vice President
                                                   and General Counsel

                                POWER OF ATTORNEY

We, the undersigned officers and directors of BANC ONE CORPORATION, hereby severally constitute and appoint Steven Alan Bennett, William P. Boardman, Bobby
L. Doxey, Richard D. Lodge or Michael J. McMennamin, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and any subsequent registration statements filed by BANC ONE CORPORATION pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                        Title                   Date
           ---------                        -----                   ----

 /s/ John B. McCoy                   Chairman of the Board      June 12, 1998
-------------------------------      (Principal Executive
John B. McCoy                        Officer & Director)


 /s/ Richard J. Lehmann              President and Director     June 12, 1998
-------------------------------
Richard J. Lehmann

           Signature                        Title                   Date
           ---------                        -----                   ----

 /s/ Michael J. McMennamin           Executive Vice President   June 12, 1998
-------------------------------      (Principal Financial
Michael J. McMennamin                Officer)


 /s/ William C. Leiter               Controller (Principal      June 12, 1998
-------------------------------      Accounting Officer)
William C. Leiter


                                     Director
-------------------------------
Bennett Dorrance


 /s/ Charles E. Exley, Jr.           Director                   June 12, 1998
-------------------------------
Charles E. Exley, Jr.


 /s/ John R. Hall                    Director                   June 12, 1998
-------------------------------
John R. Hall


 /s/ Laban P. Jackson, Jr.           Director                   June 12, 1998
-------------------------------
Laban P. Jackson, Jr.


 /s/ John W. Kessler                 Director                   June 12, 1998
-------------------------------
John W. Kessler


 /s/ John G. McCoy                   Director                   June 12, 1998
-------------------------------
John G. McCoy


 /s/ Thekla R. Shackelford           Director                   June 12, 1998
-------------------------------
Thekla R. Shackelford


 /s/ Alex Shumate                    Director                   June 12, 1998
-------------------------------
Alex Shumate


 /s/ Frederick P. Stratton, Jr.      Director                   June 12, 1998
-------------------------------
Frederick P. Stratton, Jr.


                                     Director
-------------------------------
John C. Tolleson


 /s/ Robert D. Walter                Director                   June 12, 1998
-------------------------------
Robert D. Walter

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans and State of Louisiana on June 12, 1998.

                                         FIRST COMMERCE CORPORATION
                                         TAX-DEFERRED SAVINGS PLAN

                                         By: /s/ Rhonda Cartwright
                                             -------------------------
                                         Name: Rhonda Cartwright
                                         Title: Senior Vice President

                                  EXHIBIT INDEX
                         FORM S-8 REGISTRATION STATEMENT

Exhibit No.              Description of Exhibit              Sequential Page No.
-----------   --------------------------------------------   -------------------

    4         Amended Articles of Incorporation of the
              Registrant (incorporated by reference from
              Exhibit 3.1 to the Registrant's Current
              Report on Form 8-K dated June 27, 1997.

    5         Opinion of Steven Alan Bennett, Esq., Senior
              Vice President and General Counsel of the
              Registrant, regarding the legality of the securities being offered, including consent.

   23.1       Consent of Steven Alan Bennett, Esq., Senior
              Vice President and General Counsel of the
              Registrant (included in Exhibit 5 attached hereto).

   23.2       Consent of Coopers & Lybrand L.L.P.

   23.3       Consent of Arthur Andersen LLP.

   24         Powers of Attorney (included elsewhere in
              Part II of this Registration Statement).